UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       March 8, 2005
                                                  ------------------------

                             Advanced Photonix, Inc.
        ---------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


      Delaware                           1-11056                  33-0325836
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(State or other jurisdiction           (Commission              (IRS Employer
  of incorporation)                    File Number)          Identification No.)


       1240  Avenida Acaso, Camarillo, California                 93012
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        (Address of Principal Executive Offices)                (ZIP Code)


Registrant's telephone number, including area code:        (805) 987-0146
                                                    --------------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
----------------------------------------------------

On March 8, 2005, Advanced Photonix, Inc. ("API") and its wholly owned subsidiary, Michigan Acquisition Sub, LLC ("Newco"), a Delaware limited liability company, entered into an Agreement and Plan of Merger (the "Agreement") with Picotronix, Inc. (doing business as and referred to herein as "Picometrix"), a Michigan corporation, Robin Risser and Steven Williamson, the stockholders of Picometrix, whereby Picometrix will merge with and into Newco, with Newco being the surviving entity. The merger consideration to be paid to the stockholders of Picometrix at the closing of the transaction will consist of $3,500,000 in cash, four-year API promissory notes in the aggregate principal amount of $2,900,500 (the "API Notes") and 2,575,000 shares of API's Class A Common Stock. This merger consideration was determined through arm's-length negotiations between the parties.

The API Notes will be payable in four annual installments with the first being a payment of $500,000, the second being a payment of $550,000, the third being a payment of $900,000 and the fourth being a payment of $950,500. The API Notes will bear an interest rate of prime plus 1.0% and will be secured by all of the intellectual property of Picometrix. API will have the option of prepaying the API Notes without penalty.

The transaction is anticipated to close in April, subject to customary closing conditions, including American Stock Exchange listing of the API shares of Class A Common Stock to be issued in connection with the transaction. Picometrix, a privately held company located in Ann Arbor, MI, is a developer and manufacturer of ultra high-speed photoreceivers and instrumentation for the telecommunication, data communication, and test and measurement markets.

Upon the signing of the Agreement, API agreed to provide a loan in the amount of approximately $4,200,000 to Picometrix (the "API Loan"), the proceeds of which are to be used to prepay existing long-term indebtedness of Picometrix to a third party. The API Loan is secured by all of the intellectual property of Picometrix. The API Loan will be contributed to the capital of Newco at the closing of the transaction. In the event the transaction does not close, the API loan will mature 12 months after issuance and will bear interest at the annual rate of prime plus 1.0%.

Upon the closing of the transaction, API will enter into a three-year employment agreement with Robin Risser. Mr. Risser's position with API will be President and General Manager of the Picometrix business unit with a base salary of $185,000 per year and a bonus to be determined and approved by the Board of Directors of API. Upon the signing of the employment agreement, Mr. Risser will be entitled to a signing bonus of $30,000. The employment agreement will provide that API will agree to cause the Board of Directors of API to appoint Mr. Risser as API's Chief Financial Officer at API's 2005 Annual Shareholders Meeting. In addition, the employment agreement will provide that API will use its reasonable best efforts to cause Mr. Risser to be elected to the Board of Directors of API as soon as reasonably practicable, including the designation of Mr. Risser as one of API's nominees for election as a director at API's 2005 Annual Shareholders Meeting.

Upon the closing of the transaction, API will enter into a three-year employment agreement with Steven Williamson. Mr. Williamson's position with API will be Chief Technology Officer with a base salary of $200,000 per year and a bonus to be determined and approved by the Board of Directors of API. Upon the signing of the employment agreement, Mr. Williamson will be entitled to a signing bonus of $30,000.

The description of the Agreement is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 hereof, which is incorporated by reference herein.

On March 9, 2005, API entered into a letter agreement (the "Amendment") amending certain of the definitive agreements API entered into on October 11, 2004 in connection with the previously disclosed private placement to three institutional investors of $5 million aggregate principal amount of API's senior convertible notes, warrants and additional investment rights (the "Private Placement"). The Amendment amends the Securities Purchase Agreement dated October 11, 2004 by and among API and the investors (the "Purchase Agreement") to (i) extend the "Agreement Condition" (as such term is defined in the Purchase Agreement) from January 31, 2005 to March 11, 2005 and (ii) extend the "Transaction Condition" (as such term is defined in the Purchase Agreement) from March 31, 2005 to May 1, 2005. The Amendment amends the warrants issued and, the additional warrants to be issued, in the Private Placement (collectively, the "Warrants") to the investors to reduce the "Exercise Price" (as such term is defined in the Warrants) from $2.1156 per share of Class A Common Stock of API to $1.78 per share.

The notes issued in connection with the Private Placement (the "Notes") have been amended to (i) provide that the "Interest Rate" (as such term is defined the Notes) shall not be less than 6.5% at any time and (ii) increase the amount of "Permitted Indebtedness" (as such term is defined in the Notes) from $3 million to $6 million and (iii) decrease the amount of "Permitted Acquisition Indebtedness" (as such term is defined in the Notes) from $6 million to $3 million. In addition, the investors in the Private Placement have agreed to subordinate, pursuant to a form of subordination agreement in form and substance reasonable satisfactory to them, (i) the principal and interest payments on the Notes to the "Permitted Bank Debt" (as such term is defined in the Amendment) and (ii) their liens on API's assets to any lien granted by API as security for the "Permitted Bank Debt".

The description of the Amendment is qualified in its entirety by reference to the copies of the Amendments filed as Exhibit 10.2, 10.3, 10.4 and 10.5 hereof, which are incorporated by reference herein. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Amendment or the other definitive agreements referenced herein filed as exhibits to the Current Report on Form 8-K filed on October 12, 2004.




Item 7.01 Regulation FD Disclosure
----------------------------------

On March 9, 2005, API issued the attached press release regarding the acquisition of Picometrix. The release is attached to this Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing. By filing this report on Form 8-K and furnishing or referring to this information, API makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously publicly available.

Exhibits:
--------

  Exhibit
  Number     Exhibit
  -------    -------
    2.1      Agreement and Plan of Merger dated March 8, 2005, by and among API,
               Michigan Acquisition Sub, LLC, Picotronix, Inc., Robin Risser and Steven Williamson.
   10.1      Promissory Note to Picotronix, Inc. dated March 10, 2005.
   10.2      Letter Agreement dated March 9, 2005, by and among API and
               Bluegrass Growth Fund, Ltd.
   10.3      Letter Agreement dated March 9, 2005, by and among API and
               Bluegrass Growth Fund, LP.
   10.4      Letter Agreement dated March 9, 2005, by and among API and
               Smithfield Fiduciary LLC.
   10.5      Letter Agreement dated March 9, 2005, by and among API and
               Iroquois Capital, LP.
   99.1      Press Release of API, dated March 9, 2005.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ADVANCED PHOTONIX, INC.



                                     By: /s/ Richard Kurtz
                                         --------------------------------------
                                         Richard Kurtz, Chief Executive Officer

Dated: March 14, 2005